WESTWOOD ONE, INC. 2005 EQUITY COMPENSATION PLAN

SECTION 1. PURPOSE The purpose of the Westwood One, Inc. 2005 Equity Compensation Plan (the "Plan") is to furnish a material incentive to Employees, officers, Consultants and Directors of the Company or an Affiliate and by making available to them the benefits of common stock ownership in the Company through stock options and other awards. It is believed that these increased incentives stimulate the efforts and continued success of the Company and its affiliates, as well as assist in the recruitment of Employees, Consultants, Directors and officers of the Company or an Affiliate.

SECTION 2. DEFINITIONS As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; and (d) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an "Affiliate" by resolution of the Committee.
(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Restricted Stock Unit, or any other right, interest or option relating to Shares (including, without limitation, deferred stock units and dividend equivalent rights), as determined by the Committee. The Committee may, in its discretion, permit a Participant to defer the payment or vesting of any Award solely to the extent permitted by
     Section 409A of the Code.
(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.
(d)  "Board" shall mean the Board of Directors of the Company.
(e) "Cause" shall mean with respect to a Participant's Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define "cause" (or words of like import)), termination due to a Participant's dishonesty, fraud, moral turpitude or willful misconduct, as determined by the Committee in its sole discretion; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines "cause" (or words of like import), "cause" as defined under such agreement; provided, however, that with regard to any agreement under which the definition of "cause" only applies on occurrence of a change in control, such definition of "cause" shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant's Termination of Directorship, "cause" means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.
(f) "Change in Control" shall mean the occurrence of any of the following:(i) the acquisition by any Person (as hereinafter defined) of 35% or more of the outstanding Shares (the "Outstanding Company Stock") (other than an acquisition by the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control within the Company or other than a Non-Qualifying Business Combination (as defined below)); (ii) individuals who, as of the Effective Date constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board provided that, for purposes of this Section, any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
     (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as defined below) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination, including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (the "Surviving Entity"), in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be a "Non-Qualifying Business Combination");
     (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or (v) the consummation of any other transaction involving a significant issuance of the Company's securities, a change in the composition of the Board or other material event that the Board determines to be a Change in Control for purposes of this Section.

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     Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change in Control shall be deemed to have occurred if (1) a Participant is a member of a group that first announces a proposal which, if successful, would result in a Change in Control and which proposal (including any modifications thereof) is ultimately successful, (2) the Participant acquires a two percent (2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (1) above; or (3) to the extent Section 409A of the Code is applicable, such event is not considered to be a "Change in Control Event" for purposes of Section 409A of the Code.

     For purposes of this definition of Change in Control, "Person" means an individual, partnership, joint venture corporation, trust, unincorporated organization, government or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) or any other entity, and "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.
(g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
(h) "Committee" shall mean the Compensation Committee of the Board or such other persons or committee (or subcommittee) to which it has delegated any authority under this Plan, as may be appropriate. The Committee shall consist of two or more directors each of whom shall qualify as: (i) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act;
     (ii) an "outside director" for purposes of Section 162(m) of the Code; and
     (iii) an "independent director" for purposes of Section 303A of the New York Stock Exchange Listed Company Manual or such other applicable stock exchange rules. Notwithstanding anything herein, the Board shall act as the Committee under this Plan with respect to any grants of Awards to Directors.
(i) "Consultant" means any natural person who provides bona fide consulting or advisory services to the Company or an Affiliate, which are not in connection with the offer and sale of securities in a capital-raising transaction.
(j)  "Company" shall mean Westwood One, Inc., a Delaware corporation.
(k)  "Covered Employee" shall mean a "covered employee" within the meaning of
     Section 162(m)(3) of the Code, or any successor provision thereto.
(l) "Director" shall mean a member of the Board of the Company or any of its Affiliates who is not an employee of the Company or any Affiliate.
(m) "Effective Date" shall mean the date the Plan is approved by the Company's stockholders in accordance with applicable law.
(n) "Employee" shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term "Employee" shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company.
(o)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
(p) "Fair Market Value" shall mean, with respect to Shares, as of any date, the last sales price reported for the Shares on the applicable date as reported on the New York Stock Exchange for that date or, if no prices are reported for that date, the last sales price reported on the next date for which such prices were reported, unless otherwise determined by the Committee. For purposes of the exercise of any Stock Appreciation Right the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the New York Stock Exchange is open, the last sales price reported on the next date for which such prices were reported.
(q) "Incentive Stock Option" shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
(r)  "Nonqualified Stock Option" shall mean either an Option granted under
     Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.
(s) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
(t) "Parent" shall mean any parent corporation of the Company within the meaning of Section 424(e) of the Code.
(u) "Participant" shall mean an Employee, an officer of the Company or an Affiliate, Consultant or Director who is selected by the Committee from time to time in their sole discretion to receive an Award under the Plan.
(v) "Performance Award" shall mean any Award of Performance Shares granted under the Plan which has performance criteria.
(w)  "Performance Goal" shall have the meaning set forth in Section 11.
(x) "Performance Period" shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured
(y) "Performance Share" shall mean any grant pursuant to Section 11 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon achievement of such Performance Goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(z) "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.
(aa) "Retirement" shall mean: (i) with respect to an Employee or an officer of the Company or an Affiliate, any combination of an

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     Employee's or officer's age and years of continuous service with the
     Company or an Affiliate that is greater than 70 or such other date as approved by the Committee; or (ii) with respect to a Director, the failure to stand for reelection or the failure to be reelected after a Director has attained age 75 or five years of continuous service or such other date as approved by the Committee.
(bb) "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends or performance restriction), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(cc) "Restricted Stock Award" shall mean an award of Restricted Stock under
     Section 7.
(dd) "Restricted Stock Unit" shall mean an award under Section 9.
(ee) "Section 162(m) Performance Goals" shall have the meaning set forth in
     Section 11.
(ff) "Shares" shall mean the shares of common stock of the Company.
(gg) "Stock Appreciation Right" shall mean any right granted to a Participant pursuant to Section 8 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Committee in its sole discretion, which, except in connection with an adjustment provided in Section 4, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
(hh) "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.
(ii) "Ten Percent Stockholder" shall mean a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its Parent.
(jj) "Termination" shall mean a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. Notwithstanding the foregoing, the Committee may otherwise define Termination in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination thereafter.
(kk) "Termination of Consultancy" shall mean that the Consultant is no longer acting as a consultant to the Company or an Affiliate, except that if the Consultant becomes an Employee, a Director or officer of the Company or an Affiliate upon the termination of his or her consultancy, unless otherwise determined by the Committee, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, a Director or officer of the Company or an Affiliate.
(ll) "Termination of Directorship" shall mean that the Director is no longer acting as a director of the Company or an Affiliate; except that if the Director becomes an Employee, officer of the Company or an Affiliate or a Consultant upon the termination of his or her directorship, unless otherwise determined by the Committee, no Termination of Directorship shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Employee, officer of the Company or an Affiliate or a Director.
(mm) "Termination of Employment" shall mean a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates, except that if the Employee becomes a Consultant, an officer of the Company or an Affiliate or a Director upon the termination of his or her employment, unless otherwise determined by the Committee, no Termination of Employment shall be deemed to occur until such time as Eligible Employee is no longer an Employee, officer of the Company or an Affiliate, a Consultant or a Director.

SECTION 3. ADMINISTRATION

The Committee shall administer the Plan. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees, officers of the Company or an Affiliate, Consultants and Directors to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;
(e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant in accordance with Code Section 409A; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code or Awards granted to Participants who are subject to Section 16 of the Exchange Act. The decisions of the Committee shall be final, conclusive and binding with respect to the

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interpretation and administration of the Plan and any grant made under it. The
Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

The Committee shall be authorized to make adjustments in Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. Except as provided in Section 11, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 of the Exchange Act and Sections 162(m) and 409A of the Code and, and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

The Committee may include in any Award Agreement restrictions and conditions that provide for the forfeiture of any Award or permits the Company to recover amounts from Participants who engage in detrimental activity (as defined in the Award Agreement).

SECTION 4. SHARES SUBJECT TO THE PLAN

Subject to adjustment, 9,200,000 Shares shall be authorized for issuance of Awards granted under the Plan. For purposes of determining the Share reserve under this Section 4, each Share issued pursuant to an Award of Restricted Stock, Performance Awards, Restricted Stock Units or deferred stock units shall count as three Shares.

Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

The maximum number of Shares subject to any Option, Stock Appreciation Right or any equity-based Award that is intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code that may be granted to each Participant shall not exceed 1,500,000 Shares (subject to adjustment as provided below) during any three year period, of which up to 500,000 (subject to adjustment as provided below) may be used for Restricted Stock, Restricted Stock Units, deferred stock units and equity-based Performance Awards that are intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. With respect to non-equity based Performance Awards settled in cash that are intended to be "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the maximum amount that may be paid to each Participant during each fiscal year of the Company with respect to such Awards is $5,000,000.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code.

If an Award should expire, become forfeited or become unexercisable for any reason without having been exercised or nonforfeitable in full, the unpurchased shares that are subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

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SECTION 5. ELIGIBILITY

Awards may be granted to eligible Employees, officers of the Company or an Affiliate, Consultants and Directors, as determined by the Committee in its sole discretion. Incentive Stock Options may be granted only to Employees or officers of the Company, the Parent or a Subsidiary.

Each Option shall be designated in the Award Agreement either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value (determined as of the time of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess shall be treated as a separate Nonqualified Stock Option.

The Plan shall not confer upon any Participant any right with respect to continuation of employment, consulting or directorship relationship with the Company, nor shall it interfere in any way with such Participant's right or the Company's right to terminate his or her employment, consulting or director relationship at any time, with or without cause.

Awards shall not be granted in a manner which would be considered a repricing without stockholder approval.

SECTION 6.  STOCK OPTIONS

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

The Option price per Share shall be determined by the Committee on the date of grant, but shall not be not less than the Fair Market Value of the Shares on the date the Option is granted; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the Option price per Share shall be no less than 110% of the Fair Market Value of the Shares on the date the Option is granted. The Award Agreement shall state the number of Shares subject to the Option and the vesting term, as determined by the Committee. The exercisability period for Incentive Stock Options shall not exceed ten years from the grant date, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five years. A Nonqualified Stock Option may be exercisable for a period of up to ten years. Subject to Section 11, the Committee may in its discretion make any Options exercisable.

All Options shall terminate upon their expiration, their surrender, upon breach by the Participant of any provisions of the Option, or in accordance with any other rules and procedures incorporated into the terms and conditions governing the Options as the Committee shall deem advisable or appropriate. The Option shall contain a provision that all the applicable terms and conditions of this Plan are incorporated by reference therein.

Options shall be exercisable only to the extent the Participant is vested therein, subject to any restriction that the Committee shall determine and be specified in the Award Agreement. Unless otherwise determined by the Committee, an Option will be deemed exercised by the Participant, or in the event of death, an option shall be deemed exercised by the estate of the Participant, or by a person who acquired the right to exercise such option by bequest or inheritance, upon delivery of (i) a written notice of exercise to the Company or its representative, or by using other methods of notice as the Committee shall adopt, and (ii) accompanying payment of the Option price as follows: (1) in cash or by check, bank draft or money order payable to the order of the Company; (2) solely to the extent permitted by applicable law, if the Common Stock is traded on the New York Stock Exchange, any other national securities exchange, the Nasdaq Stock Market or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (3) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Shares owned by the Participant for a period of at least six months or such other period necessary to avoid a charge, for accounting purposes, against the Company's earnings as reported in the Company's financial statements (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for in accordance with any restrictions as the Committee shall adopt. The notice of exercise, once delivered, shall be irrevocable.

Except as otherwise provided herein or unless otherwise determined by the Committee at grant, Options that are not vested as of the date of a Participant's Termination for any reason shall terminate and expire as of the date of such Termination. The Option shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of

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the Plan as herein set forth. In addition, Incentive Stock Options shall contain such other provisions as may be necessary to meet the requirements of the Code and the Treasury Department rulings and regulations issued hereunder with respect to Incentive Stock Options.

Unless otherwise determined by the Committee at grant, all Options granted to a Participant (other than a Director) will vest in accordance with the vesting schedule provided in the Award Agreement, and upon such Participant's Termination, all then vested Options will remain exercisable as follows, subject to the original stated term of the Option (i) three years in the event of Retirement; (ii) one year in the event of the Participant's death (in which case the Participant's estate or legal representative may exercise such Option); or
(iii) three months for any other Termination (other than for Cause).

Unless otherwise determined by the Committee at grant, all Options granted to a Director shall vest as follows: (i) one-third on each anniversary of the grant date, provided that the Participant remains a Director on each applicable vesting date; and (ii) all outstanding Options shall immediately vest upon Retirement, failure to be re-elected or death.

Unless otherwise determined by the Committee at grant, upon a Director's Termination all then vested Options shall remain exercisable as follows, subject to the original stated term of the Option: (i) five years in the event of the Retirement of a Director; or (ii) one year in the event of the Participant's death (in which case the Participant's estate or legal representative may exercise such Option), voluntary resignation that is not considered Retirement or failure to be re-elected.

To the extent that the Participant was not entitled to exercise the Option at the date of such Termination, or if Participant does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

Unless otherwise determined by the Committee at grant, in the event of a Termination for Cause, all outstanding Options (whether vested or unvested) shall immediately terminate upon such Termination.


SECTION 7. RESTRICTED STOCK

A Restricted Stock Award shall be subject to restrictions (if any) imposed by the Committee at the time of grant for a period of time specified by the Committee (the "Restriction Period"). Restricted Stock Awards may be issued hereunder to Participants for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Any Restricted Stock grant shall also be subject to such other terms and conditions, as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth.

Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

Except as otherwise provided in an Award Agreement, the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restriction Period, including the right to receive or reinvest dividends with respect to such Shares (which may be subject to the same restrictions as the Restricted Stock) and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such Awards of Restricted Stock except as the Committee, in its sole discretion, shall otherwise determine to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock.

During the Restriction Period, the recipient of such Award shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock awarded under the Plan except by will or the laws of descent and distribution. Any attempt to dispose of any Restricted Stock in contravention of any such restrictions shall be null and void and without effect.

The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions, not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Award Agreement need not be the same with respect to each purchaser.

The Committee shall establish the vesting schedule (if any) applicable to Restricted Stock granted hereunder, which vesting schedule shall specify the period of time, the increments in which a Participant shall vest in the Restricted Stock and/or any applicable Performance Goal (as defined in Section
11) requirements, subject to any restrictions that the Committee shall determine and specify in the applicable Award Agreement. The Committee may also condition the grant of Restricted Stock upon the attainment of Performance Goals. Any Restricted Stock Award that is intended to comply with the "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.

Unless otherwise determined by the Committee at grant, upon a Participant's Termination for any reason during the Restriction Period, all unvested Restricted Stock shall be forfeited.

SECTION 8. STOCK APPRECIATION RIGHTS

Stock Appreciation Rights may be granted hereunder to any Participant, either alone ("freestanding") or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonqualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall be exercisable only at such time and to the extent of the related Option and shall terminate and no longer be exercisable upon the Termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until and then only to the extent the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. The Committee may impose such terms and conditions or restrictions on the grant of any Stock Appreciation Right, as it shall deem advisable or appropriate; provided that a freestanding Stock Appreciation Right shall not have an exercise price less than Fair Market Value of a Share on the date of grant or a term of greater than ten years. Any Stock Appreciation Right that is settled in any form other than Shares shall comply with Section 409A of the Code.

SECTION 9.  RESTRICTED STOCK UNITS

Restricted Stock Units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will grant Restricted Stock Units under the Plan, it shall determine the conditions and restrictions related to the Award, including the Restricted Unit Period (as defined below) applicable to the Award, the imposition, if any, of any performance--based condition (including attainment of Performance Goals) or other restriction on the Award, the number of Restricted Stock Units, which shall be set forth in an Award Agreement.

With respect to an Award of Restricted Stock Units, which becomes nonforfeitable due to the lapse of time, the Committee shall prescribe in the Award Agreement, the period in which such Restricted Stock Unit becomes nonforfeitable (the "Restricted Unit Period"). Notwithstanding any provision to the contrary, the Restricted Stock Unit, which becomes nonforfeitable due to the satisfaction of certain pre-established performance-based objectives or any other conditions imposed by the Committee, the measurement date of whether such performance-based objectives or other conditions have been satisfied shall be a date no earlier than the first anniversary of the date of the award.

The Committee may also condition the grant of Restricted Stock Units upon the attainment of Performance Goals. Any Restricted Stock Unit Award that is intended to comply with the "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code shall vest, or be granted, subject to the attainment of Section 162(m) Performance Goals and Sections 11 and 13 hereof.

A Participant who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Awards provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.

Awards that are valued by reference to, or are otherwise based on, Shares may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and Restricted Stock Units shall also be available as a form of payment in the settlement of other Awards granted under the Plan. Restricted Stock Units may be paid in Shares, cash or any other form of property, as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees, officers of the Company or an Affiliate, Directors or Consultants to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. Any Restricted Stock Unit Awards shall be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as herein set forth. Unless the Committee determines otherwise to address specific considerations, Restricted Stock Unit Awards granted under the Plan shall have a vesting period of not less than one year.

Solely to the extent permitted by the Committee and pursuant to Section 409A of the Code, a Participant may elect to defer the payment of Restricted Stock Units in a manner that complies with Section 409A of the Code, as determined by the Committee in its sole discretion.

Shares subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. To the extent applicable, Restricted Stock Units shall comply with Section 409A of the Code.

SECTION 10.  FURTHER ELECTIONS

Each Director may elect to have all or any portion of their director compensation (as determined by the Committee) to be received in the form of deferred Shares at the discretion of the Committee. Such election must be made in writing subject to the rules prescribed by the Committee, which shall comply with Section 409A of the Code. If a Participant elects to receive deferred Shares, the Company on account will hold such Shares for the Participant and the deferred Shares will be maintained on behalf of the Director until Termination or such other period the Participant may have elected in accordance with Section 409A of the Code. The period of deferral will be for a minimum of one year. During the deferral period, the Participant will have no right to transfer any rights under his or her deferred Shares and will have no other rights of ownership therein. Any election that does not comply with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code as determined by the Committee and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void.

SECTION 11. PERFORMANCE AWARDS

Performance Awards may be paid in cash, Shares, other property, or any combination thereof, and may be subject to such other terms and conditions as the Committee shall deem advisable or appropriate, consistent with the provisions of the Plan as set forth, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis. The Committee may designate whether any Performance Award, either alone or in addition to other Awards granted under the Plan, being granted to any Employee or officer of the Company or an Affiliate is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more performance measures, to the extent required by Code Section 162(m), and shall be issued in accordance with Section 13.

Unless otherwise determined by the Committee, the grant, vesting and/or exercisability of Performance Awards shall be conditioned, in whole or in part, on the attainment of performance targets, in whole or in part, related to one or more performance goals over a Performance Period. For any such Performance Awards that are intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the performance targets on which the grant, vesting and/or exercisability are conditioned shall be selected by the Committee from among the following goals (the "Section 162(m) Performance Goals"): enterprise value or value creation targets of the Company, Operating Income before Depreciation and Amortization, Operating Income, Free Cash Flow, Net Income, Net Income Per Share, Revenues, earnings per share, total shareholder return, return on equity, share price, return in excess of cost of capital, profit in excess of cost of capital, return on assets, return on invested capital, operating margin, or any combination thereof, or in reference to other companies or indices. In addition, for any Awards not intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, the Committee may establish performance targets based on other performance goals as it deems appropriate (together with the Section 162(m) Performance Goals, the "Performance Goals"). The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, or measured relative to selected peer companies or a market index.

The Committee retains the right to reduce any Award below the maximum amount that could be paid based on the degree to which the Performance Goals related to such Award were attained. The Committee may not increase any Award intended to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code in any manner that would adversely affect the treatment of such Award.

In the event that, during any Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets or other similar corporate transaction or event, or any other extraordinary event or circumstance occurs which has the effect, as determined by the Committee, in its sole and absolute discretion, of distorting the applicable performance criteria involving the Company, including, without limitation, changes in accounting standards, the Committee may adjust or modify, as determined by the Committee, in its sole and absolute discretion, the calculation of the Performance Goals, to the extent necessary to prevent reduction or enlargement of the Participant's Awards under the Plan for such

Performance Period attributable to such transaction, circumstance or event. All determinations that the Committee makes pursuant to this Section shall be conclusive and binding on all persons for all purposes.

SECTION 12. CHANGE IN CONTROL PROVISIONS

Unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, upon a Termination of a Participant (other than a Director) without Cause during the 24-month period following a Change in Control and upon a Change in Control with respect to a Participant who is a Director:

(i) any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(iii) all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv) the restrictions and deferral limitations and other conditions applicable to any Restricted Stock Units or other Awards shall immediately lapse, and any such Restricted Stock Units or other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Committee may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the per share price paid in the applicable transaction for the Shares exceeds the purchase price per Award.

Notwithstanding any other provision of the Plan, in the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this paragraph, then the other provisions of this Section 12 shall apply, as determined by the Committee.

SECTION 13. CODE SECTION 162(M) PROVISIONS

Notwithstanding any other provision of the Plan, if the Committee determines at the time, a Performance Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

If a Performance Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more Section 162(m) Performance Goals.

The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13, as it may deem necessary or appropriate to ensure that such Awards qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

Notwithstanding the foregoing, if any Award is intended to comply with the "performance based" compensation exception under Section 162(m)(4)(C) of the Code and if the grant of such Award or the lapse of restrictions is based on the attainment of Section 162(m) Performance Goals, the Committee shall establish such goals and the applicable number of Awards to be granted or the
                                       9
applicable vesting percentage of the Award applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Section 162(m)Performance Goals are substantially uncertain in accordance with Section 162(m) of the Code.

SECTION 14. AMENDMENTS AND TERMINATION

The Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with applicable law or stock exchange rules (including without limitation, Section 162(m) of the Code, Section 422 of the Code with respect to Incentive Stock Options and New York Stock Exchange Rules), (b) the consent of the affected Participant, if such action would materially impair the rights of such Participant under any outstanding Award or (c) approval of the holders of at least a majority of the outstanding Shares with respect to any alteration or amendment to the Plan which increases the maximum number of Shares which may be issued under the Plan or the number of Shares which may be issued to any one Participant, extends the term of the Plan or of Awards granted hereunder, changes the eligibility criteria in Section 5, or reduces the exercise or purchase price of Awards below that is now provided for in the Plan. Notwithstanding the foregoing, the Committee may amend this Plan and any Award Agreement to comply with applicable law, including, without limitation, Section 409A of the Code and may amend any Award Agreement at any time without a Participant's consent.

The Committee may delegate to another committee (or subcommittee), as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee (or subcommittee) deems necessary or advisable to comply with any government laws or regulatory requirements of a foreign country, including but not limited to, granting Awards, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to this Plan. In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

SECTION 15. DIVIDENDS

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares ("dividend equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

SECTION 16. GENERAL PROVISIONS

(a) The Committee shall determine and set forth in an Award Agreement the terms and conditions of each Award. Each Agreement (i) shall state the date of grant and the name of the Participant, (ii) shall specify the terms of the Award, (iii) shall be signed by a person designated by the Committee and, if so required by the Committee, by the Participant, (iv) shall incorporate the Plan by reference and (v) shall be delivered or otherwise made available to the Participant. The Agreement shall contain such other terms and conditions as are required by the Plan and, in addition, such other terms not inconsistent with the Plan as the Committee may deem advisable. The Committee shall have the authority to adjust the terms of the Award Agreements relating to an Award in a jurisdiction outside of the United States (i) to comply with the laws or such jurisdiction or (ii) to obtain more favorable tax treatment for the Company and/or any Subsidiary, as applicable, and/or for the Participants in such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be more restrictive than the terms set forth in the Plan.
(b) An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; provided that the Committee, in its sole discretion, may permit the donative transfer of any award under the Plan, other than an Incentive Stock Option, by the participant subject to such terms and conditions as the Committee may establish.
(c) No Participant shall have the right to be selected to receive an Option or other Award under this Plan or, having been so selected, to be selected to receive a future Award grant or Option. The Awards under this Plan are not intended to be treated as compensation for any purpose under any other Company plan.
(d) No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.
(e) The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted any Award Agreement or other instrument evidencing the Award.
(f) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant's service at any time, with or without cause.
(g) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(h) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.
(i) This Plan is intended to constitute an "unfunded" plan and nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
(j) The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for more than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee's minimum required tax withholding rate) otherwise deliverable in connection with the Award.
(k) Nothing contained in the Plan shall prevent the Committee or the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(l) Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the New York Stock Exchange for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan. The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.
(m) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.
(n) Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or officers of the Company or an Affiliate employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or officers of the Company or an Affiliate on assignments outside their home country.
(o) If approved by the Committee in its sole discretion, an absence or leave of an Employee (or officer of the Company or an Affiliate) because of military or governmental service, disability or other reason shall not be considered an interruption of service for any purpose under the Plan.

SECTION 17. TERM OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 14, provided that Awards granted prior to such anniversary may extend beyond such date.

SECTION 18. COMPLIANCE WITH SECTION 16

With respect to Participants subject to Section 16 of the Exchange Act ("Members"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Members that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Member in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Members is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Members, to the extent permitted by law and deemed advisable by the Committee.
                                       11